UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 11, 2010
EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston, Texas	77060

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(281) 836-7000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Second Amended and Restated Omnibus Agreement
     In connection with the completion of the Transactions described in Item 2.01, below, on August 11, 2010, Exterran Partners, L.P. (the “Partnership” or “we”) entered into an amendment to the Second Amended and Restated Omnibus Agreement, dated as of November 10, 2009 (the “Omnibus Agreement”), by and among us, Exterran Holdings, Inc. (“EXH”), Exterran Energy Solutions, L.P. (“EESLP”), Exterran GP LLC (“GP LLC”), Exterran General Partner, L.P. (“GP”) and EXLP Operating LLC (“EXLP Operating”). The Omnibus Agreement is hereby incorporated by reference to Exhibit 10.5 to our Annual Report on Form 10-K filed on February 25, 2010. The description of the Omnibus Agreement is incorporated by reference to such Annual Report. The amendment amends the Omnibus Agreement to, among other things, extend the term of the caps on our obligation to reimburse EXH for selling, general and administrative costs and operating costs EXH allocates to us based on such costs EXH incurs on our behalf for an additional year such that the caps will now terminate on December 31, 2011.
Relationships
     Each of the parties to the Omnibus Agreement, other than EXH, is a direct or indirect subsidiary of EXH. As a result, certain individuals, including officers and directors of EXH and GP LLC, serve as officers and/or directors of more than one of such entities. Also, EXH indirectly holds (as of the date of this Form 8-K, and after giving effect to the completion of the Transactions described in Item 2.01, below) 74% of the limited partner interest in us through its subsidiaries and an approximate 2% general partner interest and incentive distribution rights in us through its indirect ownership of GP, our general partner.

Item 2.01	Completion of Acquisition or Disposition of Assets
     On July 26, 2010, we entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with EXH, EESLP, EES Leasing LLC, EXH GP LP LLC, GP LLC, EXH MLP LP LLC (“MLP LP LLC”), GP, EXLP Operating and EXLP Leasing LLC (“EXLP Leasing”). The Contribution Agreement is incorporated herein by reference to Exhibit 2.1 to our Current Report on Form 8-K filed on July 28, 2010. Pursuant to the Contribution Agreement, on August 11, 2010, we and the other parties to the Contribution Agreement completed the following transactions (collectively, the “Transactions”):
     1. A series of conveyances, contributions and distributions of specified compression services customer contracts with 43 customers, together with a fleet of approximately 580 compressor units used to provide compression services under those contracts, owned by EESLP to various parties to the Contribution Agreement and ultimately to EXLP Operating and EXLP Leasing;
     2. Our issuance of 8,206,863 common units representing limited partner interests in the Partnership (“Common Units”) to MLP LP LLC; and
     3. Our issuance of 167,075 general partner units in the Partnership (“General Partner Units”) to GP in consideration of the continuation of GP’s approximate 2.0% general partner interest in the Partnership.
     The Conflicts Committee of the Board of Directors of GP LLC, acting pursuant to delegated authority under our First Amended and Restated Agreement of Limited Partnership, as amended, approved the terms of the Contribution Agreement and the Transactions. The description in Item 1.01 above of the relationships between the parties to the Omnibus Agreement and the description in Item 3.02 below of our financing of the Transactions are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
     The descriptions in Item 2.01 above of our issuance of Common Units to MLP LP LLC and our issuance of General Partner Units to GP in connection with the consummation of the Transactions are incorporated herein by reference. The issuance of those units was completed on August 11, 2010 in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(2), each as a transaction by an issuer not involving a public offering.

Item 8.01	Other Events
     On August 12, 2010, we announced the closing of the transactions described in Items 1.01, 2.01 and 3.02 above. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(a) Financial Statements of Business Acquired
The financial statements required by Item 9.01(a) will be filed by amendment no later than 75 days after the date of this Form 8-K.
(b) Pro Forma Financial Information
The financial statements required by Item 9.01(b) will be filed by amendment no later than 75 days after the date of this Form 8-K.
(d) Exhibits

Exhibit No.	Description
99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated August 12, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P. By: Exterran General Partner, L.P., its general partner By: Exterran GP LLC, its general partner (Registrant)
August 12, 2010	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President

Exhibit Index

Exhibit No.	Description
99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated August 12, 2010